UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): January 31, 2006



                             Medis Technologies Ltd.
             (Exact name of Registrant as specified in its charter)


        Delaware                       0-30391                   13-3669062
(State of incorporation)        (Commission File No.)           (IRS Employer
                                                             Identification No.)

                                805 Third Avenue
                            New York, New York 10022
                    (Address of principal executive offices)


                  Registrant's telephone number: (212) 935-8484


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.02. Termination of a Material Definitive Agreement

     On January 31, 2006, Medis Technologies Ltd. (the "Registrant") elected to terminate its unused $7 million standby loan with Bank of America, which loan would have otherwise terminated in accordance with its terms on April 1, 2007. A copy of the letter agreement terminating the standby loan is being furnished as
Exhibit 10.1 to this report and incorporated herein by reference.

Item 8.01. Other Events.

     On January 31, 2006, the Registrant issued a press release announcing that it has shipped 200 power packs to General Dynamics C4 Systems for testing in preparation for initiation of commercial production. A copy of the press release is being furnished as Exhibit 99.1 to this report and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a)  Financial Statements of Businesses Acquired - None

(b)  Pro Forma Financial Information - None

(c)  Exhibits:

    Exhibit No.     Description
    -----------     -----------
      10.1          Letter  Agreement,  dated  January  31,  2006,  between  the
                    Registrant and Bank of America

      99.1          Press release issued by the Registrant on January 31, 2006

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 2, 2006


                                          MEDIS TECHNOLOGIES LTD.



                                          By:  /s/ Robert K. Lifton
                                              ----------------------------------
                                              Name:  Robert K. Lifton
                                              Title:  Chief Executive Officer